As Amended on May 1, 2014

EXHIBIT A

to the

Amended and Restated Multiple Class Plan

Fund	Effective Date
Global Growth Fund	January 1, 2014
Global Small Capitalization Fund	January 1, 2014
Growth Fund[1]	January 1, 2014
International Fund[1]	January 1, 2014
New World Fund	January 1, 2014
Blue Chip Income and Growth Fund	January 1, 2014
Global Growth and Income Fund	January 1, 2014
Growth-Income Fund[1]	January 1, 2014
International Growth and Income Fund	January 1, 2014
Capital Income Builder	May 1, 2014
Asset Allocation Fund[1]	January 1, 2014
Global Balanced Fund	January 1, 2014
Bond Fund	January 1, 2014
Corporate Bond Fund	January 1, 2014
Global Bond Fund	January 1, 2014
High-Income Bond Fund[1]	January 1, 2014
Mortgage Fund	January 1, 2014
US Government/AAA-Rated Securities Fund[1]	January 1, 2014
Cash Management Fund[1]	January 1, 2014

Managed Risk Growth Fund[2]	January 1, 2014
Managed Risk Growth-Income Fund[2]	January 1, 2014
Managed Risk Blue Chip Income and Growth Fund[2]	January 1, 2014
Managed Risk New World Fund[2]	January 1, 2014
Managed Risk Asset Allocation Fund[2]	January 1, 2014

1 Fund offers Class 3 shares

2 Funds offer Class P1 and P2 shares only. Do not offer Class 1, 2, 3, or 4 shares.